Exhibit 99.1

Red Hat Reports First Quarter Results

  First quarter total revenue of $424 million, up 17% year-over-year
  First quarter subscription revenue of $372 million, up 18% year-over-year
  First quarter operating cash flow of $165 million, up 16% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--June 18, 2014--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal year 2015 first quarter ended May 31, 2014.

Total revenue for the quarter was $424 million, an increase of 17% in U.S. dollars from the year ago quarter, and 17% measured in constant currency. Constant currency references in this release are as detailed in the tables below. Subscription revenue for the quarter was $372 million, up 18% in U.S. dollars year-over-year, or 17% measured in constant currency.

“Our strong start to FY15 is a direct result of our ability to consistently deliver meaningful value to enterprise customers,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “We now count 94% of the Fortune 500 and 90% of the Fortune Global 500 as customers. These are some of the most sophisticated IT organizations in the world, and many continue to increase their purchases from Red Hat to modernize their IT infrastructure with cloud enabling technologies. As evidence of this demand and Red Hat’s strong market position, we closed a record number of first quarter deals of a million dollars or more.”

GAAP operating income for the first quarter was $51 million, down 10% year-over-year. After adjusting for stock compensation, amortization expenses and transaction costs related to business combinations, as detailed in the tables below, non-GAAP operating income for the first quarter was $88 million, up 2% year-over-year. For the first quarter, GAAP operating margin was 12.0% and non-GAAP operating margin was 20.8%.

GAAP net income for the quarter was $38 million, or $0.20 per diluted share, compared with $40 million, or $0.21 per diluted share, in the year ago quarter. After adjusting for stock compensation, amortization expenses and transaction costs related to business combinations, as detailed in the tables below, non-GAAP net income for the quarter was $64 million, or $0.34 per diluted share, as compared to $62 million, or $0.32 per diluted share, in the year ago quarter.

Operating cash flow was $165 million for the first quarter, as compared to $142 million in the year ago quarter. At quarter end, the company’s total deferred revenue balance was $1.27 billion, an increase of 20% on a year-over-year basis. Total cash, cash equivalents and investments as of May 31, 2014 was $1.40 billion after repurchasing approximately $80 million, or approximately 1.6 million shares, of common stock in the first quarter.

“Our global sales organization continued to execute at a high level during Q1, leading to double digit growth in every region. This execution, combined with the cross-selling of our expanded portfolio of innovative technologies, contributed to organic subscription revenue growth of 18% and operating cash flow growth of 16%, all of which were above the high-end of our guidance,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat.

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As the connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending; the effects of industry consolidation; the ability of the Company to compete effectively; the integration of acquisitions and the ability to market successfully acquired technologies and products; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat, Red Hat Enterprise Linux, the Shadowman logo, and JBoss are trademarks of Red Hat, Inc., registered in the U.S. and other countries. Linux is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2014	2013
Revenue:

Subscriptions	$371,968	$315,817
Training and services	51,786	47,442

Total subscription, training and services revenue	423,754	363,259

Cost of revenue:

Subscriptions	27,760	23,375
Training and services	36,683	32,682

Total cost of subscription, training and services revenue	64,443	56,057

Total gross profit	359,311	307,202

Operating expense:
Sales and marketing	176,838	142,444
Research and development	89,939	73,802
General and administrative	41,571	34,333

Total operating expense	308,348	250,579

Income from operations	50,963	56,623
Interest income	1,842	1,502
Other income (expense), net	357	(424)

Income before provision for income taxes	53,162	57,701
Provision for income taxes	15,417	17,310

Net income	$37,745	$40,391

Net income per share:
Basic	$0.20	$0.21
Diluted	$0.20	$0.21

Weighted average shares outstanding:
Basic	189,372	191,114
Diluted	191,457	192,969

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	May 31,	February 28,
	2014	2014 (1)
	(Unaudited)
Current assets:
Cash and cash equivalents	$564,148	$646,742
Investments in debt and equity securities	239,039	335,387
Accounts receivable, net	265,663	360,594
Deferred tax assets, net	114,253	108,264
Prepaid expenses	124,523	118,387
Other current assets	1,275	1,808

Total current assets	1,308,901	1,571,182

Property and equipment, net	172,792	173,917
Goodwill	817,279	687,430
Identifiable intangibles, net	141,326	133,399
Investments in debt securities	596,895	505,300
Other assets, net	32,817	35,391

Total assets	$3,070,010	$3,106,619

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$185,910	$179,468
Deferred revenue	947,353	966,832
Other current obligations	1,851	1,786

Total current liabilities	1,135,114	1,148,086

Long term deferred revenue	325,216	322,365
Other long term obligations	84,877	85,003

Stockholders' equity:
Common stock	23	23
Additional paid-in capital	1,908,934	1,891,848
Retained earnings	757,917	720,172
Treasury stock, at cost	(1,136,713)	(1,056,419)
Accumulated other comprehensive loss	(5,358)	(4,459)

Total stockholders' equity	1,524,803	1,551,165

Total liabilities and stockholders' equity	$3,070,010	$3,106,619

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2014	2013

Cash flows from operating activities:
Net income	$37,745	$40,391
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	18,924	17,932
Share-based compensation expense	28,714	23,131
Deferred income taxes	2,930	9,754
Net amortization of bond premium on available-for-sale debt securities	2,033	2,051
Other	(948)	143
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	96,580	72,422
Prepaid expenses	(5,189)	3,251
Accounts payable and accrued expenses	2,655	(12,551)
Deferred revenue	(19,749)	(16,900)
Other	991	2,191

Net cash provided by operating activities	164,686	141,815

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(268,574)	(129,643)
Proceeds from sales and maturities of available-for-sale debt securities	269,431	325,850
Acquisition of business, net of cash acquired	(151,621)	-
Purchase of other intangible assets	(553)	(2,344)
Purchase of property and equipment	(8,594)	(26,677)
Other	3,472	192

Net cash provided by (used in) investing activities	(156,439)	167,378

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	986	3,033
Proceeds from exercise of common stock options	45	453
Purchase of treasury stock	(80,033)	(179,336)
Payments related to net settlement of employee share-based compensation awards	(13,729)	(10,983)
Payments on other borrowings	(355)	(305)

Net cash used in financing activities	(93,086)	(187,138)

Effect of foreign currency exchange rates on cash and cash equivalents	2,245	(11,141)
Net increase (decrease) in cash and cash equivalents	(82,594)	110,914
Cash and cash equivalents at beginning of the period	646,742	487,084

Cash and cash equivalents at end of period	$564,148	$597,998

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2014	2013

Cost of revenue	$3,118	$2,840
Sales and marketing	10,238	9,375
Research and development	8,864	6,881
General and administration	6,494	4,035
Total share-based compensation expense	$28,714	$23,131

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2014	2013

Cost of revenue	$2,615	$2,672
Sales and marketing	1,582	1,958
Research and development	959	959
General and administration	1,428	1,537
Total amortization of intangible assets expense	$6,584	$7,126

Transaction costs related to business combinations included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2014	2013

Transaction costs related to business combinations	$1,991	-

	Three Months Ended
	May 31,	May 31,
	2014	2013

GAAP net income	$37,745	$40,391

Provision for income taxes	15,417	17,310

GAAP income before provision for income taxes	$53,162	$57,701

Add: Non-cash share-based compensation expense	28,714	23,131
Add: Amortization of intangible assets	6,584	7,126
Add: Transaction costs related to business combinations	1,991	-

Non-GAAP adjusted income before provision for income taxes	$90,451	$87,958

Provision for income taxes	26,231	26,387

Non-GAAP adjusted net income (basic and diluted)	$64,220	$61,571

Non-GAAP adjusted net income per share:
Basic	$0.34	$0.32
Diluted	$0.34	$0.32

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended
	May 31,	May 31,
	2014	2013

GAAP gross profit	$359,311	$307,202

Add: Non-cash share-based compensation expense	3,118	2,840
Add: Amortization of intangible assets	2,615	2,672

Non-GAAP gross profit	$365,044	$312,714

Non-GAAP gross margin	86%	86%

	Three Months Ended
	May 31,	May 31,
	2014	2013

GAAP operating expenses	$308,348	$250,579

Deduct: Non-cash share-based compensation expense	(25,596)	(20,291)
Deduct: Amortization of intangible assets	(3,969)	(4,454)
Deduct: Transaction costs related to business combinations	(1,991)	-

Non-GAAP adjusted operating expenses	$276,792	$225,834

	Three Months Ended
	May 31,	May 31,
	2014	2013

GAAP operating income	$50,963	$56,623

Add: Non-cash share-based compensation expense	28,714	23,131
Add: Amortization of intangible assets	6,584	7,126
Add: Transaction costs related to business combinations	1,991	-

Non-GAAP adjusted operating income	$88,252	$86,880

Non-GAAP adjusted operating margin	20.8%	23.9%

	Three Months Ended
	May 31,	May 31,	Year-Over-Year
	2014	2013	Growth Rate

GAAP subscription revenue	$371,968	$315,817	17.8%
Adjustment for currency impact	-1,235	-
Non-GAAP subscription revenue on a constant currency basis	$370,733	$315,817	17.4%

GAAP training and services revenue	$51,786	$47,442	9.2%
Adjustment for currency impact	648	-
Non-GAAP training and services revenue on a constant currency basis	$52,434	$47,442	10.5%

GAAP total subscription, training and services revenue	$423,754	$363,259	16.7%
Adjustment for currency impact	-587	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$423,167	$363,259	16.5%

CONTACT:
Red Hat, Inc.
Media Contact:
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com